EXHIBIT 10.2
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                         PRECISE SOFTWARE SOLUTIONS LTD.

                    AMENDED 2000 EMPLOYEE SHARE PURCHASE PLAN

ARTICLE 1 - PURPOSE.
--------------------

         This 2000 Employee Share Purchase Plan (the "Plan") is intended to encourage ownership of ordinary shares of Precise Software Solutions Ltd. (the "Company"), a corporation organized under the laws of the state of Israel, by all employees of the participating companies (as defined in Article 17) so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company and its participating subsidiaries as defined in Article 17. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

ARTICLE 2 - ADMINISTRATION OF THE PLAN.
---------------------------------------

         The Plan may be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than two members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors. The Committee may select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

         The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, provided that any such rules and regulations shall be applied on a uniform basis to all employees under the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

         In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all power and authority to administer the Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board of Directors.

ARTICLE 3 - ELIGIBLE EMPLOYEES.
-------------------------------

         All employees of the participating companies whose customary employment is more than 20 hours per week and for more than five months in any calendar year and who have completed at least three months of service for the Company or any of its participating subsidiaries shall be
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eligible to receive options under the Plan to purchase ordinary shares of the
Company, and all eligible employees shall have the same rights and privileges hereunder. Persons who are eligible employees on the first business day of any Payment Period (as defined in Article 5) shall receive their options as of such day. Persons who become eligible employees after any date on which options are granted under the Plan shall be granted options on the first day of the next succeeding Payment Period on which options are granted to eligible employees under the Plan. In no event, however, may an employee be granted an option if such employee, immediately after the option was granted, would be treated as owning shares possessing five percent or more of the total combined voting power or value of all classes of shares of the Company or of any parent corporation or subsidiary corporation, as the terms "parent corporation" and "subsidiary corporation" are defined in Section 424(e) and (f) of the Code. For purposes of determining share ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and shares which the employee may purchase under outstanding options shall be treated as shares owned by the employee.

ARTICLE 4 - SHARES SUBJECT TO THE PLAN.
---------------------------------------

         The shares subject to the options under the Plan shall be authorized but unissued ordinary shares of the Company, par value 0.03 NIS per share (the "Ordinary Shares"), or Ordinary Shares reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 667,000, subject to adjustment as provided in
Article 12. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

ARTICLE 5 - PAYMENT PERIOD AND SHARE OPTIONS.
---------------------------------------------

         The first Payment Period during which payroll deductions will be accumulated under the Plan shall commence on October 1, 2000 and shall end on March 31, 2001. For the remainder of the duration of the Plan, Payment Periods shall consist of the six-month periods commencing on April 1 and October 1 and ending on September 30 and March 31 of each calendar year, or such other periods as the Committee may from time to time adopt.

         Twice each year, on the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, a maximum of 1,000 Ordinary Shares, on condition that such employee remains eligible to participate in the Plan throughout the remainder of such Payment Period. The participant shall be entitled to exercise the option so granted only to the extent of the participant's accumulated payroll deductions on the last day of such Payment Period. If the participant's accumulated payroll deductions on the last day of the Payment Period would enable the participant to purchase more than 1,000 Ordinary Shares except for the 1,000-Ordinary Share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 1,000 Ordinary
Shares shall be promptly refunded to the participant by the Company, without
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interest. The Option Price per share for each Payment Period shall be the lesser of (i) 85% of the average market price of the Ordinary Shares on the first business day of the Payment Period and (ii) 85% of the average market price of the Ordinary Shares on the last business day of the Payment Period, in either event rounded up to the nearest cent. The foregoing limitation on the number of shares subject to option and the Option Price shall be subject to adjustment as provided in Article 12.

         For purposes of the Plan, the term "average market price" on any date means (i) the average (on that date) of the high and low prices of the Ordinary Shares on the principal national securities exchange on which the Ordinary Shares are traded, if the Ordinary Shares are then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Ordinary Shares on the NASDAQ National Market, if the Ordinary Shares are not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Ordinary Shares are not reported on the NASDAQ National Market; or (iv) if the Ordinary Shares are not publicly traded, the fair market value of the Ordinary Shares as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Ordinary Shares in private transactions negotiated at arm's length.

         For purposes of the Plan, the term "business day" means a day on which there is trading on the NASDAQ National Market or the aforementioned national securities exchange, whichever is applicable pursuant to the preceding paragraph.

         No employee shall be granted an option which permits the employee's right to purchase shares under the Plan, and under all other Section 423(b) employee shares purchase plans of the Company and any parent or subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such shares (determined on the date or dates that options on such shares were granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with
Section 423(b)(8) of the Code. If the participant's accumulated payroll deductions on the last day of the Payment Period would otherwise enable the participant to purchase Ordinary Shares in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest.

ARTICLE 6 - EXERCISE OF OPTION.
-------------------------------

         Each eligible employee who continues to be a participant in the Plan on the last day of a Payment Period shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full Ordinary Shares reserved for the purpose of the Plan as the participant's accumulated payroll deductions on such date will pay for at the Option Price, subject to the 1,000-Ordinary Share limit of the option and the
Section 423(b)(8) limitation described in Article 5. If the individual is not a participant on the last day of a Payment Period, then he or she shall not be entitled to exercise his or her option. No fractions of Ordinary Shares may be purchased under the Plan. Unused payroll deductions
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remaining in a participant's account at the end of a Payment Period by reason of the inability to purchase a fractional share shall be carried forward to the next Payment Period.

ARTICLE 7 - AUTHORIZATION FOR ENTERING THE PLAN.
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         An employee may elect to enter the Plan by filling out, signing and delivering to the Company an authorization:

         A. Stating the percentage to be deducted regularly from the employee's pay;

         B. Authorizing the purchase of shares for the employee in each Payment Period in accordance with the terms of the Plan; and

         C. Specifying the exact name or names in which Ordinary Shares purchased for the employee are to be issued as provided under Article 11 hereof.

Such authorization must be received by the Company at least ten days before the first day of the next succeeding Payment Period and shall take effect only if the employee is an eligible employee on the first business day of such Payment Period.

         Unless a participant files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the participant has on file under the Plan will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect.

         The Company will accumulate and hold for each participant's account the amounts deducted from his or her pay. No interest will be paid on these amounts.

ARTICLE 8 - MAXIMUM AMOUNT OF PAYROLL DEDUCTIONS.
-------------------------------------------------

         An employee may authorize payroll deductions in an amount (expressed as a whole percentage) not less than one percent (1%) but not more than ten percent (10%) of the employee's total compensation, including base pay or salary and any overtime, bonuses or commissions.

ARTICLE 9 - CHANGE IN PAYROLL DEDUCTIONS.
-----------------------------------------

         Deductions may not be increased or decreased during a Payment Period. However, a participant may withdraw in full from the Plan.

ARTICLE 10 - WITHDRAWAL FROM THE PLAN.
--------------------------------------

         A participant may withdraw from the Plan (in whole but not in part) at any time prior to the last day of a Payment Period by delivering a withdrawal notice to the Company.

         To re-enter the Plan, an employee who has previously withdrawn must file a new authorization at least ten days before the first day of the next Payment Period in which he or she
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wishes to participate. The employee's re-entry into the Plan becomes effective at the beginning of such Payment Period, provided that he or she is an eligible employee on the first business day of the Payment Period.

ARTICLE 11 - ISSUANCE OF SHARES.
--------------------------------

         Certificates for Ordinary Shares issued to participants shall be delivered as soon as practicable after each Payment Period by the Company's transfer agent.

         Ordinary Shares purchased under the Plan shall be issued only in the name of the participant, or if the participant's authorization so specifies, in the name of the participant and another person of legal age as joint tenants with rights of survivorship.

ARTICLE 12 - ADJUSTMENTS.
-------------------------

         Upon the happening of any of the following described events, a participant's rights under options granted under the Plan shall be adjusted as hereinafter provided:

         A. In the event that the Ordinary Shares shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of the Company, the Ordinary Shares shall be exchanged for other securities of the Company, each participant shall be entitled, subject to the conditions herein stated, to purchase such number of Ordinary Shares or amount of other securities of the Company as were exchangeable for the number of Ordinary Shares that such participant would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange; and

         B. In the event the Company shall issue any of its Ordinary Shares as a dividend upon or with respect to the shares of the class which shall at the time be subject to option hereunder, each participant upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which the participant is exercising his or her option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which the participant would have received if the participant had been the holder of the shares as to which the participant is exercising his or her option at all times between the date of the granting of such option and the date of its exercise.

         Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are subject to options which have been or may be granted under the Plan and the limitations set forth in the second paragraph of Article 5 shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs A or B shall be made only after the Committee, based on advice of counsel for the Company, determines
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whether such adjustments would constitute a "modification" (as that term is defined in Section 424 of the Code). If the Committee determines that such adjustments would constitute a modification, it may refrain from making such adjustments.

         If the Company is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board") shall, with respect to options then outstanding under the Plan, either (i) make appropriate provision for the continuation of such options by arranging for the substitution on an equitable basis for the shares then subject to such options either (a) the consideration payable with respect to the outstanding Ordinary Shares in connection with the Acquisition, (b) securities of the successor corporation, or a parent or subsidiary of such corporation, or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the Ordinary Shares subject to such options immediately preceding the Acquisition; or (ii) terminate each participant's options in exchange for a cash payment equal to the excess of
(a) the fair market value on the date of the Acquisition, of the number of Ordinary Shares that the participant's accumulated payroll deductions as of the date of the Acquisition could purchase, at an option price determined with reference only to the first business day of the applicable Payment Period and subject to the 1,000-Ordinary Share, Code Section 423(b)(8) and fractional-share limitations on the amount of shares a participant would be entitled to purchase, over (b) the result of multiplying such number of shares by such option price.

         The Committee or Successor Board shall determine the adjustments to be made under this Article 12, and its determination shall be conclusive.

ARTICLE 13 - NO TRANSFER OR ASSIGNMENT OF EMPLOYEE'S RIGHTS.
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         An option granted under the Plan may not be transferred or assigned and may be exercised only by the participant.

ARTICLE 14 - TERMINATION OF EMPLOYEE'S RIGHTS.
----------------------------------------------

         Whenever a participant ceases to be an eligible employee because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death or for any other reason, his or her rights under the Plan shall immediately terminate, and the Company shall promptly refund, without interest, the entire balance of his or her payroll deduction account under the Plan. Notwithstanding the foregoing, eligible employment shall be treated as continuing intact while a participant is on military leave, sick leave or other bona fide leave of absence, for up to 90 days, or for so long as the participant's right to re-employment is guaranteed either by statute or by contract, if longer than 90 days.

ARTICLE 15 - TERMINATION AND AMENDMENTS TO PLAN.
------------------------------------------------

         The Plan may be terminated at any time by the Company's Board of Directors but such termination shall not affect options then outstanding under the Plan. It will terminate in any case
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when all or substantially all of the unissued Ordinary Shares reserved for the purposes of the Plan have been purchased. If at any time Ordinary Shares reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase shares will be refunded, without interest.

         The Committee or the Board of Directors may from time to time adopt amendments to the Plan provided that, without the approval of the shareholders of the Company, no amendment may (i) increase the number of shares that may be issued under the Plan; (ii) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code; or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Plan.

ARTICLE 16 - LIMITS ON SALE OF SHARES PURCHASED UNDER THE PLAN.
--------------------------------------------------------------

         The Plan is intended to provide Ordinary Shares for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell shares purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws and subject to any restrictions imposed under Article 21 to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE SHARES.

ARTICLE 17 - PARTICIPATING SUBSIDIARIES.
----------------------------------------

         The term "participating subsidiary" shall mean any present or future subsidiary of the Company, as that term is defined in Section 424(f) of the Code, which is designated from time to time by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the shareholders.

         The term "participating company" shall mean each participating subsidiary and, if the Board of Directors designates the Company to participate in the Plan, the Company.

ARTICLE 18 - OPTIONEES NOT SHAREHOLDERS.
----------------------------------------

         Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a shareholder of the shares covered by an option until such shares have been actually purchased by the employee.

ARTICLE 19 - APPLICATION OF FUNDS.
----------------------------------

         The proceeds received by the Company from the sale of Ordinary Shares pursuant to options granted under the Plan will be used for general corporate purposes.
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ARTICLE 20 - NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.
-----------------------------------------------------------

         By electing to participate in the Plan, each participant that is subject to federal income tax in the United States, agrees to notify the Company in writing immediately after the participant transfers Ordinary Shares acquired under the Plan, if such transfer occurs within two years after the first business day of the Payment Period in which such Ordinary Shares were acquired. Each such participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as "disqualifying dispositions" under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its participating subsidiaries.

ARTICLE 21 - WITHHOLDING OF ADDITIONAL INCOME TAXES.
----------------------------------------------------

         By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant's compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant's compensation, when amounts are added to the participant's account, used to purchase Ordinary Shares or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Ordinary Shares are purchased under the Plan, the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Ordinary Shares purchased and the purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under Article 7 will be used to purchase Ordinary Shares. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant's accumulated payroll deductions and apply the net amount to the purchase of Ordinary Shares, unless the participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of shares acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Ordinary Shares by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.
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ARTICLE 22 - GOVERNMENTAL REGULATIONS.
--------------------------------------

         The Company's obligation to sell and deliver Ordinary Shares under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

         Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to identify Ordinary Shares issued under the Plan on its share ownership records and send tax information statements to employees and former employees who transfer title to such shares.

ARTICLE 23 - GOVERNING LAW.
---------------------------

         The validity and construction of the Plan shall be governed by the laws of the state of Israel, without giving effect to the principles of conflicts of law thereof.

ARTICLE 24 - APPROVAL OF BOARD OF DIRECTORS AND SHAREHOLDERS OF THE COMPANY.
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         The Plan was adopted by the Board of Directors on March 7, 2000 and was approved by the shareholders of the Company on April 12, 2000.